                                                                    EXHIBIT 11.1

                OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                         FOR THE THREE AND SIX MONTHS
                     ENDED JULY 29, 1995 AND JULY 30, 1994
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                   THREE MONTHS ENDED     THREE MONTHS ENDED    SIX MONTHS ENDED     SIX MONTHS ENDED
                                   ------------------     ------------------    ----------------     ----------------
                                          1995                  1994                  1995                1994
                                   ------------------     ------------------    ----------------     ----------------
                                              FULLY                 FULLY                FULLY                FULLY
                                   PRIMARY   DILUTED      PRIMARY  DILUTED     PRIMARY  DILUTED     PRIMARY  DILUTED
                                   -------   -------      -------  -------     -------  -------     -------  -------
      NET EARNINGS                  $1,420    $1,420       $1,048   $1,048      $  942   $  942      $  100   $  100
                                    ======    ======       ======   ======      ======   ======      ======   ======
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                  5,811     5,811        5,805    5,805       5,811    5,811       5,805    5,805

EXCESS OF SHARES ISSUABLE UPON
 EXERCISE OF STOCK OPTIONS OVER
 SHARES DEEMED RETIRED UNDER THE
 "TREASURY STOCK" METHOD                75       216           94      105          79      149          83       96
                                    ------    ------       ------   ------      ------   ------      ------   ------

WEIGHTED AVERAGE NUMBER OF COMMON
 AND DILUTIVE COMMON EQUIVALENT
 SHARES OUTSTANDING                  5,886     6,027        5,899    5,910       5,890    5,960       5,888    5,901
                                    ======    ======       ======   ======      ======   ======      ======   ======

  EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE          $ 0.24    $ 0.24       $ 0.18   $ 0.18      $ 0.16   $ 0.16      $ 0.02   $ 0.02
                                    ======    ======       ======   ======      ======   ======      ======   ======

SET NOTES TO CONSOLIDATED FINANCIAL STATEMENTS